FOR IMMEDIATE RELEASE
November 10, 2004

Public Company Management Corporation Retains TCF Ventures Corp. as its Corporate Finance Advisor to Assist in Raising Capital and Exploring Acquisitions

Public Company Management Corporation – a d/b/a of MyOffiz, Inc. (OTC BB: MYFZ) – has announced it has retained TCF Ventures Corp. (“TCF”) to assist the company in raising capital and exploring acquisition objectives in Canada.  The company believes TCF will be instrumental in assisting Public Company Management Corporation raise capital and identify acquisition candidates.  TCF will also plan and manage a Canadian Road Show initiative designed at introducing Public Company Management Corporation to investment advisors, investment bankers and other relevant parties.

TCF has several years of investment banking and corporate business development experience.  They have been instrumental in raising approximately $20,000,000 in capital for several venture capital funds and have assisted numerous private companies while working for a prominent venture capital firm in Vancouver.

TCF is managed by Mr. Tim Fernback.  More recently, Mr. Fernback ran the Investment Banking/ Corporate Finance Department for one of the oldest and most respected Western Canadian brokerage firms, Wolverton Securities Ltd.  Here, Mr. Fernback was responsible for financings for international micro-cap companies.  Mr. Fernback was selected by his peers to become a member of the Corporate Finance Committee of the Vancouver Stock Exchange (VSE) and was an active member of the committee until the VSE's merger to form a new national stock exchange, now part of the TSX Group of companies and the primary source of capital for small-cap and micro-capitalization companies in North America.

When asked about being able to complete a financing and find an appropriate acquisition target, Mr. Fernback, President of TCF Ventures  replied, “I am excited about the opportunity to help PCMC.  I have worked as a consultant, venture capitalist and also as an investment banker serving micro-cap clients for years, so I am very familiar with the needs and concerns of a company such as PCMC.”

“It is a testament to the viability of our business model and our policy to build shareholder value that TCF Ventures is committing to work with us in this role,” stated Stephen Brock, CEO of Public Company Management Corporation.  “Certainly, having a company of the caliber of TCF Ventures endorses our strategy and our company and should be seen as a positive sign to shareholders and partners alike.”

About Public Company Management Corporation – a d/b/a of MyOffiz, Inc. (OTC BB: MYFZ)
Public Company Management Corporation – a d/b/a of MyOffiz, Inc. (OTC BB: MYFZ) – provides a broad spectrum of services and solutions to small businesses wishing to access the U.S. Capital Markets and companies that currently trade on the OTCBB or Pink Sheets. These services are provided through subsidiaries with 5 lines of business. Although each of these lines of business is separate, collectively they provide an integrated, synergistic suite of services to small businesses.

1.    Pubco White Papers – www.pubcowhitepapers.com
Downloadable articles and informational documents discussing various issues faced by public companies and those wishing to go public.

2.    Go Public Today.com – www.gopublictoday.com
A Registered Investment Advisory firm that provides securities registration and a complete solution to help small companies establish the appropriate corporate structure to register securities for public offerings and to obtain a listing on the OTCBB or Pink Sheets.  Go Public Today.com under its d/b/a Foreign Company Listing, (www.foreigncompanylisting.com) intends to aid foreign companies go public in the U.S. via Form 20F or otherwise.

3.    Public Company Management Services – www.pcms-team.com
A comprehensive suite of compliance, management, and corporate governance solutions for OTC BB companies.  Through its extensive and experienced network of professionals – including attorneys and CPAs – this subsidiary prepares and keeps public companies in compliance and within the bounds of the ever-changing regulations.

4.    Nevada Fund, Inc.
Ancillary business consulting, advisory, and development services.

For More Information:

Stephen Brock, President/CEO

Public Company Management Corporation
A d/b/a of MyOffiz, Inc. (OTC BB: MYFZ)

5770 El Camino Blvd.

Las Vegas, NV 89118

702.222.9076

www.PublicCompanyManagement.com

info@PublicCompanyManagement.com

About TCF Ventures
TCF Ventures is a British Columbia based corporate finance and consultancy firm.  TCF Ventures Corp. has several years of venture capital, investment banking and corporate business development experience and has assisted many North American micro and small-capitalization companies.

Forward-looking Statements
``Safe Harbor'' Statement under the Private Securities Litigation Reform Act of 1995: This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.